                                                                    EXHIBIT 99.d

                    AMERICAN CENTURY TARGET MATURITIES TRUST

                              AMENDED AND RESTATED

                              MANAGEMENT AGREEMENT

            This AMENDED AND RESTATED MANAGEMENT AGREEMENT ("Agreement") is made as of the 1st  day of  August,  2004  by and  between  AMERICAN  CENTURY  TARGET
MATURITIES  TRUST, a  Massachusetts  business  trust and  registered  investment company (the "Company"),  and AMERICAN CENTURY  INVESTMENT  MANAGEMENT,  INC., a
Delaware corporation (the "Investment Manager").

            WHEREAS,  the Company has adopted an Amended and  Restated  Multiple
Class Plan dated as of  September  3, 2002 (as the same may be amended from time to time,  the "Multiple  Class Plan"),  pursuant to Rule 18f-3 of the Investment
Company Act of 1940, as amended (the "Investment Company Act");

            WHEREAS,  the Multiple Class Plan establishes one or more classes of shares for each series of shares of the Company;

            WHEREAS, the parties hereto have agreed to a revised methodology for calculation  of the rate at which the  Management  Fee is payable  hereunder for each series and each class of each series of shares of the Company;

            WHEREAS,  the revised  methodology  will result in the same or lower
Management  Fees than those that are currently in place for each series and each class of each series of shares of the Company; and

            WHEREAS,  the parties hereto desire to enter into this Agreement (i)
to arrange for investment  management  services to be provided by the Investment
Manager for all series and classes of shares issued by the Company;  and (ii) to reflect the revisions to the Management Fee  calculation  agreed to by the Board of Directors of the Company and the Investment Manager.

            NOW,  THEREFORE,   IN  CONSIDERATION  of  the  mutual  promises  and
agreements herein contained, the parties agree as follows:

1.   INVESTMENT MANAGEMENT SERVICES.  The Investment Manager shall supervise the investments of each series of shares of the Company  contemplated as of the date  hereof,  and such  subsequent  series of shares as the Company  shall select the Investment  Manager to manage. In such capacity,  the Investment
     Manager  shall  maintain  a  continuous  investment  program  for each such series,  determine  what  securities  shall  be  purchased  or sold by each series,  secure and evaluate such  information  as it deems proper and take whatever  action is  necessary  or  convenient  to perform  its  functions, including the placing of purchase and sale orders.

2.   COMPLIANCE  WITH LAWS. All functions  undertaken by the Investment  Manager hereunder  shall at all times  conform to, and be in accordance  with,  any requirements imposed by:

     (a)  the Investment  Company Act and any rules and regulations  promulgated thereunder;

     (b)  any other applicable provisions of law;

     (c)  the Declaration of Trust of the Company as amended from time to time;

     (d)  the By-Laws of the Company as amended from time to time;

                                        AMERICAN CENTURY TARGET MATURITIES TRUST

     (e)  the Multiple Class Plan; and

     (f)  the registration  statement(s) of the Company, as amended from time to time,  filed  under  the  Securities  Act of 1933  and the  Investment
          Company Act.

3.   BOARD  SUPERVISION.  All  of the  functions  undertaken  by the  Investment
     Manager  hereunder  shall at all times be subject to the  direction  of the
     Board of Trustees (collectively, the "Board of Directors", and each Trustee individually a "Director") of the Company, its executive committee,  or any committee  or officers of the Company  acting  under the  authority  of the
     Board of Directors.

4.   PAYMENT OF EXPENSES. The Investment Manager will pay all of the expenses of each  series of the  Company's  shares  that it shall  manage,  other  than interest, taxes, brokerage commissions,  portfolio insurance, extraordinary expenses,  the fees and expenses of those Directors who are not "interested persons" as defined in Investment  Company Act (hereinafter  referred to as
     the  "Independent   Directors")  (including  counsel  fees),  and  expenses
     incurred in  connection  with the  provision  of  shareholder  services and distribution services under a plan adopted pursuant to Rule 12b-1 under the
     Investment  Company  Act. The  Investment  Manager will provide the Company with  all  physical  facilities  and  personnel  required  to  carry on the business of each series that the Investment Manager shall manage, including but not limited to office space, office furniture,  fixtures and equipment, office  supplies,  computer  hardware  and software and salaried and hourly paid personnel.  The Investment Manager may at its expense employ others to provide all or any part of such facilities and personnel.

5.   ACCOUNT FEES.  The Board of Directors  may impose fees for various  account services,  proceeds of which may be remitted to the appropriate Fund or the
     Investment  Manager at the discretion of the Board. At least 60 days' prior written  notice  of the  intent  to  impose  such  fee must be given to the shareholders of the affected series.

6.   MANAGEMENT FEES.

     (a)  In consideration of the services  provided by the Investment  Manager, each  class of a series  of  shares  of the  Company  shall pay to the
          Investment Manager a management fee that is calculated as described in this Section 6 using the fee schedules described herein.

     (b)  Definitions

          (1)  An  "INVESTMENT   TEAM"  is  the  Portfolio   Managers  that  the
               Investment Manager has designated to manage a given portfolio.

          (2)  An   "INVESTMENT   STRATEGY"  is  the   processes   and  policies
               implemented by the  Investment  Manager for pursuing a particular investment objective managed by an Investment Team.

          (3)  A "PRIMARY STRATEGY  PORTFOLIO" is each series of the Company, as well as any  other  series  of any  other  registered  investment company for which the Investment Manager serves as the investment manager and for which American Century Investment Services,  Inc.
               serves as the distributor;  provided,  however, that a registered investment  company  that invests its assets  exclusively  in the shares of other  registered  investment  companies shall not be a
               Primary   Strategy   Portfolio.

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                                        AMERICAN CENTURY TARGET MATURITIES TRUST

               Any exceptions to the above requirements shall be approved by the
               Board of Directors of the Company

          (4)  A "SECONDARY  STRATEGY  PORTFOLIO" is another  account managed by the  Investment  Manager  that is managed by the same  Investment
               Team as that  assigned to manage any Primary  Strategy  Portfolio that shares the same board of  directors  or board of trustees as the Company. Any exceptions to this requirement shall be approved by the Board of Directors of the Company

          (5)  An "INVESTMENT CATEGORY" for a series of the Company is the group to which  the  series  is  assigned  for  determining  the  first component of its management fee. Each Primary Strategy  Portfolio is assigned to one of the three Investment  Categories  indicated
               below. The Investment Category  assignments for the series of the
               Company  appear in  Schedule B to this  Agreement.  The assets in each of the Investment Categories  ("INVESTMENT CATEGORY ASSETS")
               is determined as follows:

               a)   MONEY MARKET FUND CATEGORY ASSETS. The assets which are used to determine the fee for this Investment Category is the sum of the assets of all of the Primary Strategy  Portfolios and
                    Secondary Strategy  Portfolios that invest primarily in debt securities and are subject to Rule 2a-7 under the Investment
                    Company Act.

               b)   BOND FUND  CATEGORY  ASSETS.  The  assets  which are used to determine  the fee for this  Investment  Category is the sum the assets of all of the  Primary  Strategy  Portfolios  and
                    Secondary Strategy  Portfolios that invest primarily in debt securities  and  are not  subject  to Rule  2a-7  under  the
                    Investment Company Act.

               c)   EQUITY FUND  CATEGORY  ASSETS.  The assets which are used to determine  the fee for this  Investment  Category is the sum the assets of all of the  Primary  Strategy  Portfolios  and
                    Secondary  Strategy  Portfolios  that  invest  primarily  in equity securities.

          (6)  The "PER  ANNUM  INVESTMENT  CATEGORY  FEE DOLLAR  AMOUNT"  for a
               series  is  the  dollar  amount   resulting   from  applying  the
               applicable Investment Category Fee Schedule for the series of the
               Company (as shown on Schedule A) using the applicable  Investment
               Category Assets.

          (7)  The "PER ANNUM INVESTMENT  CATEGORY FEE RATE" for a series of the
               Company is the percentage rate that results from dividing the Per
               Annum Investment Category Fee Dollar Amount for the series by the applicable Investment Category Assets for the series.

          (8)  The  "COMPLEX  ASSETS"  is the  sum of the  assets  in all of the
               Primary Strategy Portfolios.

          (9)  The "PER ANNUM COMPLEX FEE DOLLAR AMOUNT" for a class of a series of  the  Company  shall  be  the  dollar  amount  resulting  from application of the Complex Assets to the Complex Fee Schedule for
               the class as shown in Schedule C.

                                                                          Page 3

                                        AMERICAN CENTURY TARGET MATURITIES TRUST

          (10) The "PER ANNUM  COMPLEX  FEE RATE" for a class of a series of the
               Company is the percentage rate that results from dividing the Per
               Annum  Complex Fee Dollar Amount for the class of a series by the
               Complex Assets.

          (11) The "PER  ANNUM  MANAGEMENT  FEE RATE" for a class of a series of the Company is the sum of the Per Annum  Investment  Category Fee
               Rate  applicable  to the series and the Per Annum Complex Fee Fee
               Rate applicable to the class of the series.

     (c)  DAILY MANAGEMENT FEE CALCULATION. For each calendar day, each class of each series of shares of the Company shall accrue a fee  calculated by multiplying the Per Annum Management Fee Rate for that class times the net assets of the class on that day, and further dividing that product by 365 (366 in leap years).

     (d)  MONTHLY  MANAGEMENT  FEE  PAYMENT.  On the first  business day of each month,  each class of each series of shares of the  Company  shall pay the management fee to the Investment  Manager for the previous  month.
          The  fee  for  the  previous  month  shall  be the  sum  of the  Daily
          Management  Fee  Calculations  for each  calendar  day in the previous month.

     (e)  ADDITIONAL SERIES OR CLASSES. In the event that the Board of Directors shall determine to issue any additional  series of shares for which it is proposed that the Investment  Manager serve as investment  manager, the Company and the Investment Manager shall enter into an Addendum to this  Agreement  setting  forth the name of the series or classes,  as appropriate, the Applicable Fee and such other terms and conditions as are applicable to the management of such series of shares.

7.   CONTINUATION OF AGREEMENT.  This Agreement shall continue in effect, unless sooner terminated as hereinafter  provided,  for a period of two years from the execution  hereof,  and for as long  thereafter as its  continuance  is specifically  approved, as to each series of the Company, at least annually
     (i) by the Board of  Directors  of the Company or by the vote of a majority of the outstanding  voting securities of the Company,  and (ii) by the vote of a majority of the  Directors of the Company,  who are not parties to the agreement  or  interested  persons of any such  party,  cast in person at a meeting called for the purpose of voting on such approval.

8.   TERMINATION.  This Agreement may be terminated, with respect to any series, by the  Investment  Manager at any time  without  penalty  upon  giving the
     Company 60 days' written notice, and may be terminated, with respect to any series,  at any time  without  penalty  by the  Board of  Directors  of the
     Company or by vote of a majority of the  outstanding  voting  securities of such series on 60 days' written notice to the Investment Manager.

9.   EFFECT OF ASSIGNMENT.  This Agreement shall automatically  terminate in the event of assignment by the Investment  Manager,  the term  "assignment" for this  purpose  having  the  meaning  defined  in  Section  2(a)(4)  of  the
     Investment Company Act.

10.  OTHER  ACTIVITIES.  Nothing herein shall be deemed to limit or restrict the right of the  Investment  Manager,  or the  right  of any of its  officers, directors or employees (who may also be a Director,  officer or employee of the  Company),  to  engage  in any other  business  or to  devote  time and attention to the management or other aspects of any other business, whether of a similar or

                                                                          Page 4

                                        AMERICAN CENTURY TARGET MATURITIES TRUST

     dissimilar  nature,  or to  render  services  of  any  kind  to  any  other corporation, firm, individual or association.

11.  STANDARD OF CARE. In the absence of willful  misfeasance,  bad faith, gross negligence, or reckless disregard of its obligations or duties hereunder on the part of the  Investment  Manager,  it, as an  inducement to it to enter into this Agreement, shall not be subject to liability to the Company or to any shareholder of the Company for any act or omission in the course of, or connected with,  rendering services hereunder or for any losses that may be sustained in the purchase, holding or sale of any security.

12.  SEPARATE AGREEMENT.  The parties hereto acknowledge that certain provisions of the Investment Company Act, in effect,  treat each series of shares of a
     registered   investment   company   as  a  separate   investment   company.
     Accordingly,  the parties hereto hereby  acknowledge and agree that, to the extent deemed  appropriate and consistent with the Investment  Company Act, this Agreement shall be deemed to constitute a separate  agreement  between the Investment  Manager and each series of shares of the Company managed by the Investment Manager.

13.  USE OF THE  NAMES  "AMERICAN  CENTURY"  AND  "BENHAM."  The name  "American
     Century"  and all  rights to the use of the names  "American  Century"  and
     "Benham"  are  the  exclusive   property  of  American   Century   Services
     Corporation  ("ACSC"),  an affiliate of the  Investment  Manager.  ACSC has consented  to, and  granted a  non-exclusive  license  for,  the use by the
     Company and their  respective  series of the names  "American  Century" and
     "Benham" in the name of the Company and any series of shares thereof.  Such consent and non-exclusive  license may be revoked by ACSC in its discretion if ACSC, the Investment  Manager, or a subsidiary or affiliate of either of them is not employed as the investment  manager of each series of shares of the Company.  In the event of such revocation,  the Company and each series of shares thereof using the name "American Century" or "Benham" shall cease using the name "American Century" or "Benham",  unless otherwise  consented to by ACSC or any successor to its interest in such names.

     IN WITNESS  WHEREOF,  the parties have caused this Agreement to be executed by their  respective  duly  authorized  officers  as of the day and  year  first written above.

Attest:                                   AMERICAN CENTURY TARGET MATURITIES TRUST

/s/ Charles A. Etherington                /s/ William M. Lyons
-------------------------------------     -------------------------------------
CHARLES A. ETHERINGTON                    WILLIAM M. LYONS
Assistant Secretary                       President

Attest:                                   AMERICAN CENTURY INVESTMENT MANAGEMENT, INC.

/s/ Charles C. S. Park                    /s/ Mark Mallon
-------------------------------------     -------------------------------------
CHARLES C.S. PARK                         MARK MALLON
Secretary                                 Senior Vice President and
                                          Chief Investment Officer

                                                                          Page 5

AMERICAN CENTURY TARGET MATURITIES TRUST      Schedule A: Category Fee Schedules
--------------------------------------------------------------------------------

                                   SCHEDULE A

                        INVESTMENT CATEGORY FEE SCHEDULES

MONEY MARKET FUNDS
======================== =======================================================
                                           RATE SCHEDULES
CATEGORY ASSETS           SCHEDULE 1    SCHEDULE 2     SCHEDULE 3    SCHEDULE 4
------------------------ ------------- -------------- ------------- ------------
First $1 billion           0.2500%        0.2700%       0.3500%        0.2300%
Next $1 billion            0.2070%        0.2270%       0.3070%        0.1870%
Next $3 billion            0.1660%        0.1860%       0.2660%        0.1460%
Next $5 billion            0.1490%        0.1690%       0.2490%        0.1290%
Next $15 billion           0.1380%        0.1580%       0.2380%        0.1180%
Next $25 billion           0.1375%        0.1575%       0.2375%        0.1175%
Thereafter                 0.1370%        0.1570%       0.2370%        0.1170%
======================== ============= ============== ============= ============

BOND FUNDS
================ ==================================================================
                                          RATE SCHEDULES
CATEGORY ASSETS  SCHEDULE 1 SCHEDULE 2 SCHEDULE 3 SCHEDULE 4  SCHEDULE 5 SCHEDULE 6
---------------- ---------- ---------- ---------- ----------- ---------- ----------
First $1 billion  0.2800%    0.3100%    0.3600%    0.6100%     0.4100%    0.6600%
Next $1 billion   0.2280%    0.2580%    0.3080%    0.5580%     0.3580%    0.6080%
Next $3 billion   0.1980%    0.2280%    0.2780%    0.5280%     0.3280%    0.5780%
Next $5 billion   0.1780%    0.2080%    0.2580%    0.5080%     0.3080%    0.5580%
Next $15 billion  0.1650%    0.1950%    0.2450%    0.4950%     0.2950%    0.5450%
Next $25 billion  0.1630%    0.1930%    0.2430%    0.4930%     0.2930%    0.5430%
Thereafter        0.1625%    0.1925%    0.2425%    0.4925%     0.2925%    0.5425%
================ ========== ========== ========== =========== ========== ==========

EQUITY FUNDS
========================== ===============================================
                                           RATE SCHEDULES
CATEGORY ASSETS                  SCHEDULE 1              SCHEDULE 2
-------------------------- ----------------------- -----------------------
First $1 billion                  0.5200%                 0.7200%
Next $5 billion                   0.4600%                 0.6600%
Next $15 billion                  0.4160%                 0.6160%
Next $25 billion                  0.3690%                 0.5690%
Next $50 billion                  0.3420%                 0.5420%
Next $150 billion                 0.3390%                 0.5390%
Thereafter                        0.3380%                 0.5380%
========================== ======================= =======================

                                                                        Page A-1

AMERICAN CENTURY TARGET MATURITIES TRUST    Schedule B: Investment Category Assignments
----------------------------------------------------------------------------------------

                                   SCHEDULE B

                         INVESTMENT CATEGORY ASSIGNMENTS

AMERICAN CENTURY TARGET MATURITIES TRUST
===================================== ======================= =================
Series                                Category                 Applicable Fee
                                                              Schedule Number
------------------------------------- ----------------------- -----------------
Target 2005 Fund                      Bond Funds                     3
Target 2010 Fund                      Bond Funds                     3
Target 2015 Fund                      Bond Funds                     3
Target 2020 Fund                      Bond Funds                     3
Target 2025 Fund                      Bond Funds                     3
Target 2030 Fund                      Bond Funds                     3
===================================== ======================= =================

                                                                        Page B-1

AMERICAN CENTURY TARGET MATURITIES TRUST       Schedule C: Complex Fee Schedules
--------------------------------------------------------------------------------

                                   SCHEDULE C

                              COMPLEX FEE SCHEDULES

===================== =========================================================
                                          RATE SCHEDULES
COMPLEX ASSETS          ADVISOR CLASS   INSTITUTIONAL CLASS   ALL OTHER CLASSES
--------------------- ----------------- -------------------- ------------------
First $2.5 billion         0.0600%            0.1100%              0.3100%
Next $7.5 billion          0.0500%            0.1000%              0.3000%
Next $15.0 billion         0.0485%            0.0985%              0.2985%
Next $25.0 billion         0.0470%            0.0970%              0.2970%
Next $25.0 billion         0.0370%            0.0870%              0.2870%
Next $25.0 billion         0.0300%            0.0800%              0.2800%
Next $25.0 billion         0.0200%            0.0700%              0.2700%
Next $25.0 billion         0.0150%            0.0650%              0.2650%
Next $25.0 billion         0.0100%            0.0600%              0.2600%
Next $25.0 billion         0.0050%            0.0550%              0.2550%
Thereafter                 0.0000%            0.0500%              0.2500%
===================== ================= ==================== ==================

                                                                        Page C-1